Exhibit 99.1

1-800-FLOWERS.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On September 26, 2026, 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), and certain of its wholly-owned subsidiaries (collectively with the Company, “Sellers”), and PlanetArt, LLC, a Delaware limited liability company (“Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which (i) Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, certain assets, and (ii) Purchaser agreed to assume certain liabilities, in each case, related to Sellers' Personalization Mall, Things Remembered, and Personalization Universe businesses (collectively, the "Personalization Businesses"). The aggregate base purchase price was $45.0 million in cash, subject to certain working capital and other adjustments. The Sellers and Purchaser consummated the transactions contemplated by the Purchase Agreement on October 19, 2026 (such transactions, the “Sale”).

The Company used a portion of the proceeds from the sale, net of transaction costs, to prepay a portion of the principal amount of term loans outstanding under its credit facility, in accordance with the terms of the Company’s credit facility, as amended. The unaudited pro forma consolidated financial statements and accompanying notes reflect the prepayment of outstanding borrowings under its term loan that the Company will make with a portion of the net proceeds of the Sale. The Company determined that the disposal of the Personalization Businesses represented a strategic shift that had a major effect on the Company’s operations and financial results. Accordingly, the operations of the Personalization Businesses will be reported as discontinued operations.

The unaudited pro forma Consolidated Balance Sheet at June 28, 2026 is presented as if the Sale and related prepayment of long-term debt had occurred on June 28, 2026.  The unaudited pro forma Consolidated Statements of Operations for the fiscal years ended June 28, 2026, June 29, 2025 and June 30, 2024 are presented as if the Sale and related prepayment of debt had occurred on July 2, 2023.

The unaudited pro forma consolidated financial statements are based on its historical financial statements and information derived from its accounting records regarding the Personalization Businesses for the periods presented. The unaudited pro forma consolidated financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma consolidated financial statements do not purport to represent its results of operations or financial position that would have resulted had the Sale and related prepayment of debt to which pro forma effect is given been consummated as of the dates indicated. The unaudited pro forma consolidated financial statements set forth below are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the Sale and the related prepayment of debt been completed as of the dates indicated or of the results that may be obtained in the future.

The accompanying unaudited pro forma consolidated financial information and related explanatory notes should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended June 28, 2026, filed with the Securities and Exchange Commission on September 11, 2026.

1-800-FLOWERS.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 28, 2026
(In thousands, except share data)

	As Reported (1)	Pro Forma Adjustments (2)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$11,366	$19,951	(3)	$31,317
Trade receivables, net	21,572	(1,311)		20,261
Inventories	152,783	(17,794)		134,989
Prepaid and other	25,719	87	(4)	25,806
Total current assets	211,440	933		212,373

Property, plant and equipment, net	194,216	(16,356)		177,860
Operating lease right-of-use assets	103,035	(12,416)		90,619
Goodwill	3,071	-		3,071
Trademarks with indefinite lives	76,073	(10,600)		65,473
Other intangibles, net	1,304	-		1,304
Other assets	47,853	2,172	(4)	50,025
Total assets	$636,992	$(36,267)		$600,725

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$68,963	$(1,243)		$67,720
Accrued expenses	118,961	(2,423)		116,538
Current maturities of long-term debt	24,000	-		24,000
Current portion of long-term operating lease liabilities	17,291	(2,204)		15,087
Total current liabilities	229,215	(5,870)		223,345

Long-term debt, net	112,176	(21,210)	(5)	90,966
Long-term operating lease liabilities	95,468	(11,040)		84,428
Deferred tax liabilities, net	5,986	(15)	(6)	5,971
Other liabilities	50,496	-		50,496
Total liabilities	493,341	(38,135)		455,206

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	-	-		-
Class A common stock, $0.01 par value, 200,000,000 shares authorized, 60,311,976 shares issued in 2026	602	-		602
Class B common stock, $0.01 par value, 200,000,000 shares authorized, 32,348,221 shares issued in 2026	323	-		323
Additional paid-in capital	422,528	-		422,528
Accumulated (deficit) retained earnings	(69,780)	1,868	(7)	(67,912)
Accumulated other comprehensive loss	(98)	-		(98)
Treasury stock, at cost, 23,209,569 Class A shares in 2026 and 5,280,000 Class B shares in 2026	(209,924)	-		(209,924)
Total stockholders’ equity	143,651	1,868		145,519
Total liabilities and stockholders’ equity	$636,992	$(36,267)		$600,725

1-800-FLOWERS.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FISCAL YEAR ENDED JUNE 28, 2026
(In thousands, except per share data)

	As Reported (8)	Pro Forma Adjustments (9)		Pro Forma

Net revenues	$1,503,511	$(145,821)		$1,357,690
Cost of revenues (excludes depreciation and amortization)	932,176	(83,117)		849,059
Gross profit	571,335	(62,704)		508,631
Operating expenses:
Marketing and sales	402,821	(48,758)		354,063
Technology and development	57,857	(1,283)		56,574
General and administrative	139,003	(6,522)		132,481
Depreciation and amortization	53,617	(8,232)		45,385
Goodwill impairment	34,554	(6,911)	(10)	27,643
Intangible impairment	10,600	(10,600)		—
Total operating expenses	698,452	(82,306)		616,146
Operating loss	(127,117)	19,602		(107,515)
Interest income	(1,857)	—		(1,857)
Interest expense	16,959	(1,757)	(11)	15,202
Other income, net	(7,450)	54		(7,396)
Loss before income taxes	(134,769)	21,305		(113,464)
Income tax (benefit) expense	(4)	—	(12)	(4)
Net loss	(134,765)	21,305		(113,460)
Other comprehensive income (loss) - currency translation	42	—		42
Comprehensive loss	$(134,723)	$21,305		$(113,418)

Basic net loss per common share	$(2.11)			$(1.78)

Diluted net loss per common share	$(2.11)			$(1.78)

Weighted average shares used in the calculation of net loss per common share:
Basic	63,912			63,912
Diluted	63,912			63,912

1-800-FLOWERS.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FISCAL YEAR ENDED JUNE 29, 2025
(In thousands, except per share data)

	As Reported (8)	Pro Forma Adjustments (9)		Pro Forma

Net revenues	$1,685,658	$(193,596)		$1,492,062
Cost of revenues (excludes depreciation and amortization)	1,033,386	(108,571)		924,815
Gross profit	652,272	(85,025)		567,247
Operating expenses:
Marketing and sales	480,439	(72,028)		408,411
Technology and development	62,279	(1,152)		61,127
General and administrative	116,926	(6,308)		110,618
Depreciation and amortization	53,618	(8,226)		45,392
Goodwill impairment	119,023	(23,805)	(10)	95,218
Intangible impairment	24,800	(24,800)		—
Total operating expenses	857,085	(136,319)		720,766
Operating loss	(204,813)	51,294		(153,519)
Interest income	(3,380)	19		(3,361)
Interest expense	15,438	(1,606)	(11)	13,832
Other income, net	(3,514)	90		(3,424)
Loss before income taxes	(213,357)	52,791		(160,566)
Income tax (benefit) expense	(13,364)	—	(12)	(13,364)
Net loss	(199,993)	52,791		(147,202)
Other comprehensive income (loss) - currency translation	(13)	—		(13)
Comprehensive loss	$(200,006)	$52,791		$(147,215)

Basic net loss per common share	$(3.13)			$(2.31)

Diluted net loss per common share	$(3.13)			$(2.31)

Weighted average shares used in the calculation of net loss per common share:
Basic	63,807			63,807
Diluted	63,807			63,807

1-800-FLOWERS.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FISCAL YEAR ENDED JUNE 30, 2024
(In thousands, except per share data)

	As Reported (8)	Pro Forma Adjustments (9)		Pro Forma

Net revenues	$1,831,421	$(215,353)		$1,616,068
Cost of revenues (excludes depreciation and amortization)	1,096,668	(115,222)		981,446
Gross profit	734,753	(100,131)		634,622
Operating expenses:
Marketing and sales	485,016	(76,216)		408,800
Technology and development	60,235	(2,154)		58,081
General and administrative	118,060	(6,460)		111,600
Depreciation and amortization	53,752	(10,386)		43,366
Intangible impairment	19,762	(19,762)		-
Total operating expenses	736,825	(114,978)		621,847
Operating income (loss)	(2,072)	14,847		12,775
Interest income	(6,680)	—		(6,680)
Interest expense	17,303	(1,785)	(11)	15,518
Other income, net	(6,793)	145		(6,648)
Income (loss) before income taxes	(5,902)	16,487		10,585
Income tax (benefit) expense	203	4,122	(12)	4,325
Net income (loss)	(6,105)	12,365		6,260
Other comprehensive income (loss) - currency translation	43	—		43
Comprehensive income (loss)	$(6,062)	$12,365		$6,303

Basic net income (loss) per common share	$(0.09)			$0.10

Diluted net income (loss) per common share	$(0.09)			$0.10

Weighted average shares used in the calculation of net income (loss) per common share:
Basic	64,586			64,586
Diluted	64,586			64,950	(13)

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(1) Represents the Company’s historical Consolidated Balance Sheet as of June 28, 2026.

(2) Unless otherwise noted represents the historical results directly attributable to the Personalization Businesses.
(3) The $20.0 million increase in cash and cash equivalents represents the net cash proceeds from the sale, after giving effect to the term loan repayment described in footnote (5). See detail breakdown of $20.0 million increase in cash below (in thousands).

Gross purchase price	$45,000
Escrow holdbacks	(2,750)
Estimated working capital adjustment	(349)
Estimated transaction costs	(300)
Term loan repayment	(21,650)
Net cash retained after term loan repayment	$19,951

(4) Prepaid expenses and other current assets and Other assets include $0.5 million and $2.3 million, respectively, of cash held in escrow in connection with the sale, which is expected to be released to the Company in future periods.

(5) Reduction in long-term debt, includes $21.6 million prepayment of a portion of its term loan with the net proceeds from the sale, as well as the related write off of debt financing costs of $0.4 million.

(6) This adjustment represents the estimated deferred tax liability associated with the Personalization Businesses.

(7) Includes an adjustment for deferred tax liabilities associated with the Personalization Businesses noted in Footnote (6), estimated book gain based on June 28, 2026 balances of $2.3 million and write off of debt financing costs of $0.4 million.

Notes to Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Loss

(8) Represents its historical Consolidated Statement of Operations as of June 28, 2026, June 29, 2025, and June 30, 2024, respectively.

(9) Unless otherwise noted represents the historical results directly attributable to the Personalization Businesses.

(10) The adjustment reflects the allocation of a portion of the historical goodwill impairment charges recognized by the Company in fiscal 2025 and fiscal 2026 related to the Personalization Businesses. As the Personalization Businesses were previously included within the Consumer Floral and Gifts reporting unit, the Company estimated the portion of the historical impairment charges attributable to the Personalization Businesses using a relative fair value methodology. Based on an analysis of the relative fair values of the Personalization Businesses and the retained businesses, approximately 20% of the historical goodwill impairment charges were allocated to the Personalization Businesses.

(11) Adjustment to its historical interest expense to reflect its partial prepayment of its term loan, in accordance with the terms of the Company’s credit facility, offset by an adjustment to eliminate amortization of debt financing costs written off in connection with the prepayment.

(12) This adjustment reflects the estimated income tax effects associated with the pro forma adjustments giving effect to the Sale. The fiscal 2024 tax effects were calculated using the statutory tax rates applicable to the jurisdictions in which the related adjustments were incurred. Due to the full valuation allowance maintained by the Company for fiscal 2025 and fiscal 2026, the tax effects were recorded net of the valuation allowance to a 0% tax rate. The pro forma income tax adjustment does not necessarily equal the historical income tax expense attributable to the divested business because the Company's income tax provision is determined based on its consolidated taxable income, applicable jurisdictional tax rates and relevant tax attributes.

(13) As the pro forma income statement is now in a net income position, diluted weighted-average shares outstanding have been adjusted to include the dilutive effect of potentially issuable common shares previously excluded due to the historical net loss.